Exhibit 10.3

PARTIAL ASSIGNMENT OF INTEREST IN OIL AND GAS LEASES

State:

Kentucky

County:

Lawrence

Assignor:

App Energy, LLC

104 West Front St.

Monroe, MI  48161

Assignee:

Daybreak Oil and Gas, Inc.

601 West Main Avenue

Suite 1017

Spokane, WA  99201

Effective Date:

August 28, 2013

For adequate consideration, Assignor, named above, assigns, sells, and conveys to Assignee, named above, a 25% working interest in the oil and gas leases (the “Leases”) described on Exhibit A, except as limited by the following sentence.  Notwithstanding the foregoing, to the extent any portion of a Lease is part of a drilling unit for wells that have been drilled prior to the Effective Date of this Assignment (“Previously Drilled Wells”), as identified on Exhibit A, with respect to the portion of such Lease consisting of a five hundred foot radius around the wellbore of a Previously Drilled Well (such portion, the “Partially Excluded Portion”), Assignor assigns, sells, and conveys to Assignee 25% of Assignor’s percentage working interest in a Partially Excluded Portion only to the extent that Assignor and Assignee, pursuant to an operating agreement in place between the parties, drill within such Partially Excluded Portion.

The interest in the leases assigned to the Assignee shall bear and be subject to its proportionate share of all lease and leasehold estate burdens affecting or burdening the assigned interest which are of record as of the Effective Date of this Assignment.  This Assignment is made, delivered, and accepted with warranty of title by, through, and under Assignor, but not otherwise.

This Assignment shall be binding on and inure to the benefit of Assignor and Assignee and their respective heirs, personal representatives, successors, and/or assigns.  It is executed by Assignor as of the date of the acknowledgment below, but is effective as of the Effective Date stated above.

Assignor

APP ENERGY, LLC

By:	Westside Exploration, LLC
Its:	Manager

	By:	/s/ JOHN A. PIEDMONTE, JR.
John A. Piedmonte, Jr.
	Its:	Manager

Date: August 28, 2013

STATE OF MICHIGAN

COUNTY OF MONROE

The foregoing instrument was acknowledged before me this ___28th____ day of August, 2013, by John A. Piedmonte, Jr., Manager of Westside Exploration, Manager of App Energy, LLC, a Kentucky LLC, on behalf of App Energy, LLC.

Notary Public in and for the State of
Printed Name:
Commission Expires:

PREPARED BY AND WHEN RECORDED

MAIL TO:

______________________________________

POTTS & BLACKLOCK, PLLC

106 East Sixth Street, Suite 310

Austin, Texas 78701

Attention:  Jessica Blacklock, Esq.